ENGAGEMENT AGREEMENT FOR INVESTMENT BANKING SERVICES

                  This agreement (hereinafter "Contract" or "Agreement") is entered into this 17th day of March, 2000 between Triumph Global Securities, Ltd. (hereinafter "TGS" or "Placement Agent") having an office address of 45 Rockefeller Plaza, PMB 16, 20th Floor, New York, New York 10111 and Mundo Maximo Corp. (hereinafter the "Company"), a Nevada corporation having an office address of 4400 U.S. Highway, Route 9, Suite 2800, Freehold, New Jersey 07728.

                  1. The Company hereby retains TGS to provide financial services consulting and to act as the Company's exclusive advisor in connection with the Company efforts to obtain outside investment in the Company from third-party source(s) through a private placement (non-public offering) of the Company's equity, debt or some other appropriate security (the "Securities"). TGS shall serve as the exclusive Placement Agent for the Securities. It is anticipated at this time that up to 10,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") are to be sold. Each share of the Company's Common Stock will be bundled with a warrant equal in value to between 20 percent and 25 percent of a Share, with an expiration date of five years from the date of Closing; and with an "exercise" or "strike price" of 15 percent to 30 percent over the offering price of each share of Common Stock. The shares will be offered (the "Offering") by the Company at an Offering price per share which will be determined prior to the closing of the Offering by negotiation between TGS and the Company. Upon mutual agreement between TGS and the Company, shares of the Company's preferred stock or another form of stock or security may be issued along with the Common Stock or in lieu of the Common Stock. The Company, together with TGS, will determine whether or not to use a minimum & maximum scale in the Offering. If a minimum and maximum scale is used in the Offering, the Company, together with TGS, will determine the minimum and maximum dollar amount of the Offering. The Company intends to use the proceeds for the development of its Spanish Internet Infrastructure (a) including but not limited to equipment purchase, hiring additional necessary personnel, marketing, and advertising; (b) Web Site Hosting; (c) acting as an Internet Service Provider ("ISP"); and (d) acting as a Spanish language content provider.

                  1a. The Securities will be offered solely to "accredited investors," as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act").

                  1b. Until the closing or the termination of the Offering, all proceeds received by the Company from subscribers for the Securities offered in the Offering will be deposited by TGS in a special non-interest-bearing escrow bank account. In the event the Company does not close on an investor's subscription for Securities, all proceeds delivered by such investor with respect to such Securities shall be returned to such investor without interest thereon or deduction therefrom. TGS assumes no responsibility or liability with respect to the collection of funds from potential subscribers.

                  1c. Upon the closing of the Offering, TGS will disburse the funds from the escrow bank account in the following order: first, to TGS for fees due and payable to TGS and second, to the Company, the remaining "net proceeds." As soon as practicable following receipt of the proceeds, the Company will issue any shares, warrants or other Securities which are due the subscribers but not later than ten (10) business days. In addition, the Company shall issue the warrants due to TGS hereunder as soon as practicable, but not later than ten (10) business days after receipt of proceeds.

                  1d. The Company and the Placement Agent each reserves the right to reject any subscriptions for the Shares, in whole or in part and to allot to any prospective investor less than the full amount of the Shares subscribed for by such investor. In no event shall TGS be obligated to purchase the Securities for its own account or for the accounts of its affiliates or customers.

                  2a. The Company agrees to pay TGS an initial non-refundable fee of ninety-five ($95,000) thousand dollars for TGS to provide its financial consulting services and to prepare a write-up on the project. The Company agrees to make three (3) payments consisting of: a first payment of thirty-five
($35,000) thousand dollars on the signing of this agreement or on or before March 19, 2000; and a second payment of thirty ($30,000) thousand dollars on or before April 7, 2000; and a third payment of thirty ($30,000) thousand dollars on TGS delivering the write-up, reviewed by TGS counsel, to the Company, to then be reviewed by the Company and its counsel. The parties agree that time is of the essence and TGS shall endeavor to deliver the write-up on approximately April 19, 2000. The Company agrees that access to its officers, directors and personnel and complete cooperation is required during this first thirty (30) days for TGS to accomplish its work during the above-estimated time period, as well as during the entirety of this project. These payments will be received by TGS prior to the write-up or business plan being sent to potential institutional investors and TGS holding confidential discussions with said institutional investors. The parties agree that the write-up or business plan may be converted into a proper offering memorandum to be approved by counsel for TGS, TGS, and the Company. The conversion of the business plan or write-up into a proper offering memorandum is the responsibility of the Company's legal counsel.

                  2b. Upon the closing (closing as defined in paragraph "5") of the offering and when funds are ready to be disbursed according to "lc," the Company will pay TGS a fee or placement fee of the greater amount of either: (a) six hundred ($600,000) thousand dollars or (b) an amount equal to seven (7%) percent of the gross proceeds of the Offering of the first ten million ($10,000,000), plus four (4%) percent of the gross proceeds of the Offering from ten million one ($10,000,001) dollars up to infinity of the Offering. For subscriptions from certain purchasers introduced to TGS by the Company, with respect to which a placement fee equal to the same percentage compensation formula above of the gross proceeds therefrom, if any, will be paid to TGS. The Company will also issue to TGS warranties which may be exercised to purchase up to ten (10%) percent of the total shares of the securities sold in the Offering, with an expiration date five years from the date of Closing, and at a purchase price of one cent ($.01) per share, however, the warrant issued to TGS, when calculated, can be equal to, but not greater than one (1%) percent ownership of the Company on a percentage basis of all shares sold. All warrants issued by the Company to TGS will have "piggy back" registration rights which will entitle the holders of such warrants to have them registered at the sole cost and expense of the Company upon the Company consummating a public offering of its common stock.

                  3.  The Company agrees with TGS that:

                  (a) The Company will not, directly or indirectly, make any offer or sale of any of the Securities or any securities of the same or similar class as the Securities, the result of which would cause the offer and sale of the Securities to fail to be entitled to the exemption from registration afforded by Section 4(2) of the Act or Regulation D promulgated thereunder. The Company represents and warrants to TGS that it has not, directly or indirectly, made any offers or sales of the Securities or securities of the same or a similar class as the Securities during the twelve-month period ending on the date of this Agreement, and has no intention of making an offer or sale of the Securities or securities of the same or a similar class as the Securities for a period of twelve months after completion of the final sale of the Securities, except for the Offering of the Securities through TGS pursuant hereto. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Act.

                  (b) The Company will furnish TGS with such information and shall provide TGS with access to its officers, directors, employees, advisors, and its records and documents and statements rendered by its accounting firm, including financial statements, with respect to the business, operations, assets, liabilities, and prospects of the Company in preparing a business plan write-up and Memorandum for use in connection with the Offering and sale of the Securities. TGS may rely upon the accuracy and completeness of all such information and the Company acknowledges that TGS has not been retained to verify independently any such information. The Company will be solely responsible for the contents of the business plan write-up and the Memorandum and the Company represents and warrants that the Memorandum will not, as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. With respect to the financial projections to be contained in the business plan write-up and the Memorandum (the "Projections") the Company represents and warrants that the Projections will be made by the Company with a reasonable basis and in good faith and that the Projections will represent the Company's reasonable estimate and judgment as to the future financial performance of the Company based on the assumptions to be disclosed therein. The Company authorizes TGS to provide the Memorandum to prospective purchasers of the Securities, subject to the provisions of Section 3(a) and 3(c) of this Agreement. Without the Company's approval, no written communications other than the Memorandum (as supplemented or amended) will be used by TGS in connection with the offer or sale of the Securities nor shall TGS make any oral statements in connection with the offer or sale of the Securities that are inconsistent with the information contained in the Memorandum (as then supplemented or amended). To the extent consistent with legal requirements and except as otherwise set forth in the Memorandum, all information given to TGS by the Company, unless publicly available or otherwise available to TGS without restriction or breach of any confidentiality agreement, will be held by TGS in confidence and will not be disclosed to anyone other than TGS' employees, agents, and advisors who need to know such information in connection with then offer and sale of the Securities.

                  If at any time prior to the completion of the offer and sale of the Securities an event occurs that would cause the Memorandum (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that would cause a material change in the Company's view of the likelihood of achievement of the Projections or the reasonableness of the underlying assumptions, then the Company will notify TGS of such event and TGS will suspend solicitations of the prospective purchasers of the Securities until such time as the Company shall prepare a supplement or amendment to the Memorandum that corrects such statement or omission or revises the Projections or such assumptions.

                  (c) It is intended that the Offering will be made pursuant to Regulation D under the Act and that the offer and sale of the Securities will comply with the requirements thereof including, without limitation, the requirements that:

                           (i) The  Company  and TGS will not  offer or sell the
Securities by means of any form of general solicitation or general advertising;

                           (ii) The  Company  and TGS will not offer or sell the
Securities to any person who is not an "accredited investor" (as defined in Rule 501 under the Act);

                           (iii) The  Company and TGS will  exercise  reasonable
care to assure that the purchasers of the Securities are not underwriters within the meaning of Section 2(11) of the Act and, without limiting the foregoing, that such purchasers will comply with Rule 502(d) under the Act; and

                           (iv)  Except as required  by  Regulation  D under the
Act,  the Company  will not make any filings  with the  Securities  and Exchange
Commission with respect to the offer and sale of the Securities without TGS' prior consent. The company will allow TGS to review for its own purposes and make comments to any filings that the Company will file that are required by Regulation D under the Act at least five business days before such filing.

                  (d) The Company will furnish to TGS, and TGS shall be entitled to rely upon, the same opinions of counsel and accountant's letters that are provided to purchasers of the Securities, such opinions and letters to be in a from and scope customary for transactions such as the sale of the Securities.

                  (e) The Company will take such action (if any) as TGS may reasonably request to quality the Securities for offer and sale under the securities laws of such states as TGS may specify, at the expense of the Company.

                  4. The non-refundable fee paid to TGS by the Company of ninety-five thousand ($95,000) thousand dollars will be deducted from the amount the Company shall be required to pay TGS on Closing as specified in paragraph number five (5).

                  5. In the context of this Agreement the word "Closing" is intended to mean the point in time at which the Company and TGS agree that the Company shall cause accepting subscriptions and when proceeds are distributed as set forth in paragraph "lc" above. It is also agreed that if TGS notifies the Company in writing by fax, or certified return receipt mail, or by hand delivery, that it is time to conclude the private placement process, the Company will respond in writing by fax, hand delivery, or overnight courier in three (3) business days either to accept the subscriptions and funds at which time Placement Agent will commence the Closing as specified in paragraph number "lc" or not to accept the subscriptions, at which time such subscriptions and funds will be returned to the inventors as outlined in paragraph number "1b." If no response is received in three (3) business days by the Placement Agent, the Placement Agent will return the funds to the investor as outlined in paragraph number "1b."

                  6. If no subscription is accepted by the Company, then no additional funds shall be due TGS except the amounts indicated and included but not limited in paragraph number "2a," and paragraph "11 (a) through (h)" and if activated paragraph "8." The Company fully understands and agrees that TGS shall use its reasonable efforts to Secure accredited investor(s) for the Company, but TGS cannot guarantee if any offer at all shall be forthcoming from accredited investor(s). If after nine months from the date of this Agreement no third party offer, subscription, or funds due received by the Company through the efforts or introduction of TGS, then TGS shall be considered to have performed its full obligations under this Agreement. If a third-party offer shall be received by the Company through the efforts or introduction of TGS within two years from the date of this Agreement, then this Contract shall remain in force until TGS closes on the transaction (refer to paragraph "5" for " Closing") or for three
(3) years from the date of this Agreement, whichever event comes first.

                  7. TGS shall only remit information about the Company to interested parties and/or entities and/or sources. TGS shall negotiate on behalf of the Company with the third party sources.

                  8. The Company agrees to indemnify and hold harmless and pay all reasonable attorneys' fees for TGS in the event that any act or omission by the Company shall cause TGS to be named as a party to any legal proceeding whatsoever. In such event the Company shall indemnify TGS and hold it harmless from and against any and all losses, claims, damages, or liabilities to which TGS may become subject (i) arising out of or based upon any untrue statement of a material fact contained in the Memorandum or in any other written communication provided by or on behalf of the Company in accordance with the terms; of this Agreement or arising out of or based upon the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than misstatements or omissions relating to information solely concerning TGS which is furnished in writing by TGS to the Company expressly for use therein. In the event that any act or emission by the Company shall cause TGS to be named as a party to any legal proceeding arising out of or in connection with the services that are the subject of this Agreement, then the Company shall reimburse TGS promptly for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in, or preparing to serve or serving as a witness with respect to, lawsuits, investigations, claims, or other proceedings arising out of or in connection with the services that are the subject of this Agreement (including, without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein). If the Company shall directly breach this Agreement with TGS, the Company agrees to pay all reasonable attorneys' fees that TGS shall incur in remedying said direct breach by the Company.

                  9. TGS shall have the right at its own discretion to disclose its full fee to the third-party source and have it disclosed in the Memorandum. TGS shall have the right at its own discretion to have fees payable to TGS paid out of the funding proceeds at Closing.

                  10. TGS shall at its discretion choose to have its fee amounts paid to it by the Company in the form of company check, certified check, or wire transfer. TGS shall at its discretion choose to have its Closing fee paid to it by the Company or the third-party source out of the funding proceeds due the Company in the form of company check, certified check, or wire transfer. In all cases, the Company shall pay any additional cost for TGS' form(s) of payments. TGS represents that it does not receive nor shall it accept any fee from a third-party source in addition to the initial fee and Closing fee paid TGS by the Company, except as referred at the start of this paragraph.

                  11. It is the agreed-upon responsibility of the Company to pay for the following expenses:

                  (a) Fees and other charges by the legal counsel to the Company and its officers, directors and employs, for reviewing all documentation, necessary security filings and fees, issuance of an opinion letter, when appropriate, converting the write-up or business plan into a proper Offering Memorandum and any other service related to the funding. Necessary and standard due diligence by an outside nationally recognized independent accounting firm if the purchase of an existing company is required.

                  (b) Registration fees and any other city, state, or federal registration fees either for these securities or for TGS itself.

                  (c)   Graphics   (slides,   transparencies,   or   any   other
sales-related printed material) which will he used in presentation meetings with potential investors, only if requested by the Company.

                  (d) Fees and other charges to the Company's independent accounting firm for creating audited financial statements, an opinion letter, and any other work that arises out of the funding.

                  (e) Costs of renting meeting space, equipment, catering, and any other aspect of holding a presentation meeting with potential investors, only if requested by the Company.

                  (f) Services of a financial public relations firm, contingent upon approval by the Company. TGS shall not be obligated to pay the expenses of a financial public relations firm if not approved and paid by the Company,

                  (g) The Company shall make its officers, directors and employees available to TGS and its papers within a 30 mile radius of the metropolitan New York area.

                  (h) The Company will cooperate with TGS, which shall employ an investigative agency to be selected and employed by TGS, through TGS counsel to perform background reviews on certain consultants, employees, officers and directors employed by the Company at the discretion of TGS. The Company will pay for other necessary expenses, including but not limited to, certain required state and or governmental filings where requested by TGS.

                  12. If the Company fails to make a payment that is due TGS, or any other required payment within this agreement due to another party on behalf of TGS, for any reason whatsoever, the Company will have the right to cure such event within three business days. The Company agrees and warrants that if it is unable to cure within three business days, then TGS shall cease all efforts on its behalf and not be required to resume its efforts. If such cure is made after three business days, then only through the decision of TGS will TGS decide whether or not to resume its efforts.

                  This Agreement contains the entire agreement between the parties and supersedes all prior written and verbal communication and is the agreement of record between the parties. Furthermore, the parties completely agree that there are no prior or other representations of any kind other than as explicitly stated in the terms of this agreement. The parties are not partners. Any dispute relating to this Agreement shall be submitted to arbitration before and under the rules of the American Arbitration Association in New York, New York. The substantive laws of the State of New York (excluding conflict principles) shall govern. There shall be a single arbitrator. The words "contract" and "agreement" are used interchangeably within this document and should be construed to have the same meaning. The words "investor(s)" and "third party source" are used interchangeably within this document and should be construed to have the same meaning. This Agreement can only be modified with agreement in writing by both parties. The parties agree that this Agreement is valid and binding if signed by fax.


Agreed to and Accepted by:                   Agreed to and Accepted by:






By:                                          By:
   ----------------------------------           --------------------------------
Henry Val                                       Charles W. Gerber
Chief Executive Officer and Authorized          President
Signatory

MUNDO MAXIMO CORP.                           TRIUMPH GLOBAL SECURITIES, LTD.





Date:                                        Date: